Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS
FIRST QUARTER EARNINGS OF $0.11 PER SHARE

Lauderdale Lakes, Florida, May 3, 2007 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended March 31, 2007 (see attached tables).

For the three months ended March 31, 2007, the Company reported net income of $842,805, or $0.11 per share on 7,958,366 average undiluted shares outstanding, as compared to net income of $6,013,312, or $0.88 per share on 6,844,859 average undiluted shares outstanding in the same three-month period last year. On a diluted share basis, the Company reported earnings of $0.10 per share, based on 8,187,310 average diluted shares outstanding, as compared to $0.83 per share on 7,238,311 average diluted shares outstanding for the three months ended March 31, 2006.

Net premiums earned increased $0.6 million or 2.6% to $22.4 million for the three months ended March 31, 2007, as compared to $21.8 million for the same three-month period last year.

Total revenues increased $0.5 million or 1.9% to $25.6 million for the three months ended March 31, 2007, as compared to $25.1 million for the same three-month period last year.

Edward J. (Ted) Lawson, Chairman, CEO, and President, said, “While these earnings are not as robust as we had anticipated for our first quarter, our management team and I believe that the company remains strong and well positioned for future growth and profitability. However, after considering significant factors that are expected to impact our earnings for calendar year 2007, annual Company guidance is hereby amended from $4.50 per share to $2.00 to $2.50 per share.”

Mr. Lawson continued, “In my opinion, the primary factors considered for lowering guidance at this time are 1) the State of Florida has politicized the entire rate making process and 2) the State’s insurance carrier, Citizens Property Insurance Corporation, is now using rates that do not take into consideration the cost of private reinsurance and income tax expense while at the same time attracting new business since they are no longer considered the carrier of last resort, thereby hurting us in our ability to compete in a free enterprise system.”

The Company will hold an investor conference call at 4:30 PM (ET) today, May 3, 2007. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 7067460. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
The Company, through its subsidiaries, underwrites general liability insurance homeowners’ property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri and Arkansas offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers’ lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
Revenue:	2007	2006
Gross premiums written	$49,190,729	$35,609,073
Gross premiums ceded	(5,787)	--

Net premiums written	49,184,942	35,609,073

(Decrease) in prepaid reinsurance premiums	(16,972,078)	(8,671,572)
(Increase) in unearned premiums	(9,839,836)	(5,130,061)
Net change in prepaid reinsurance premiums and unearned premiums	(26,811,914)	(13,801,633)

Net premiums earned	22,373,028	21,807,440
Finance revenue	186,661	636,026
Managing general agent fees	618,211	657,968
Net investment income	1,568,610	1,196,265
Net realized investment (losses) gains	(128,132)	196,211
Other income	966,657	620,799

Total revenue	25,585,035	25,114,709

Expenses:
Loss and loss adjustment expenses	14,102,655	7,568,843
Operating and underwriting expenses	3,965,773	2,304,245
Salaries and wages	1,556,252	1,837,961
Interest expense	85,000	228,884
Policy acquisition costs, net of amortization	4,607,964	3,918,052

Total expenses	24,317,644	15,857,985

Income before provision for income tax expense	1,267,391	9,256,724
Provision for income tax expense	424,586	3,243,412
Net income	$842,805	$6,013,312
Basic net income per share	$0.11	$0.88
Fully diluted net income per share	$0.10	$0.83

Weighted average number of common shares outstanding	7,958,366	6,844,859

Weighted average number of common shares outstanding (assuming dilution)	8,187,310	7,238,311

Dividends paid per share	$0.18	$0.12

21st CENTURY HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet
	Period Ending
	03/31/07	12/31/06
Total Cash & Investments	$147,013,580	$142,750,333
Total Assets	$218,585,122	$212,133,886
Unpaid Loss and Loss Adjustment Expense	$48,181,255	$39,615,478
Total Liabilities	$151,912,168	$145,940,468
Total Shareholders’ Equity	$66,672,954	$66,193,418
Common Stock Outstanding	7,959,330	7,896,919
Book Value Per Share	$8.38	$8.38

Premium Breakout
	3 Months Ending
Line of Business	03/31/07	03/31/06
	(Dollars in thousands)
Homeowners’	$39,864	$23,103
General Liability	8,150	8,220
Automobile	1,177	4,286
Gross Written Premiums	$49,191	$35,609

Commercial General Liability
Written Premium by State
	3 Months Ending
State	03/31/07	03/31/06
	(Dollars in thousands)
Florida	$5,624	$6,567
Georgia	297	335
Kentucky	1	--
Louisiana	1,202	1,318
South Carolina	44	--
Texas	967	--
Virginia	15	--
Gross Written Premiums	$8,150	$8,220

Loss Ratios
	3 Months Ending
Line of Business	03/31/07	03/31/06
Homeowners’	70.19%	25.64%
General Liability	32.08%	22.59%
Automobile	189.63%	71.95%
All Lines	63.03%	34.70%